    As Filed with the Securities and Exchange Commission on August 21, 1997

                                                             File No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                        (Including a Form S-8 Prospectus)
                            -------------------------

                             SABA PETROLEUM COMPANY
             (Exact Name of Registrant as Specified in its Charter)

        Delaware                                               47-0617589
(State or Other Jurisdiction of                           (IRS Employer ID No.)
Incorporation or Organization)

                          3201 AIRPARK DRIVE, SUITE 201
                          SANTA MARIA, CALIFORNIA 93455
                    (Address of Principal Executive Offices)
                             ----------------------

                Saba Petroleum Company 1996 Incentive Equity Plan
    Saba Petroleum Company 1997 Stock Option Plan for Non-Employee Directors
                            (Full Title of the Plans)
                             ----------------------

                    WALTON C. VANCE, CHIEF FINANCIAL OFFICER
                             SABA PETROLEUM COMPANY
                          3201 AIRPARK DRIVE, SUITE 201
                          SANTA MARIA, CALIFORNIA 93455
                     (Name and Address of Agent for Service)

                                 (805) 347-8700
          (Telephone Number, Including Area Code,of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

 -------------------------------------------------------------------------------------------------
                                              Proposed           Proposed
  Title of Securities        Amount           Maximum             Maximum           Amount of
         to be               to be         Offering Price        Aggregate        Registration
       Registered          Registered        Per Share        Offering Price           Fee
 -------------------------------------------------------------------------------------------------
 Common Stock              1,250,000         $15.3125(1)        $19,140,625         $5,800.19
 TOTAL                     1,250,000             NA             $19,140,625         $5,800.19
 -------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended.


================================================================================

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996;

        (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997 and June 30, 1997; and

        (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        There are 150,000,000 authorized shares of Common Stock, $.001 par value. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the payment of preferential dividends with respect to any Preferred Stock that from time to time may be outstanding. In the event of the dissolution, liquidation or winding-up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities of the Company and subject to the prior distribution rights of the holders of any Preferred Stock that may be outstanding at that time. All outstanding shares of Common Stock are fully paid and nonassessable. The Company's Amended and Restated Certificate of Incorporation and Bylaws do not provide for preemptive rights or cumulative voting rights for stockholders. Additionally, there are no provisions in the aforementioned documents that would delay, defer or prevent a change in control of the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Counsel rendering an opinion in this matter has previously acted in the capacity of Assistant Secretary for the Company and is the beneficial owner of 1,700 shares of the Company's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware Corporation Laws generally provides that a corporation may indemnify its directors, officers, employees, fiduciaries and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the corporation, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the corporation, and in all other cases his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director, officer, employee, fiduciary or agent must have no reasonable cause to believe his conduct was unlawful. Under Delaware law, the corporation may not indemnify a director, officer, employee, fiduciary or agent in connection with a Proceeding by or in the right of the corporation if the director is adjudged liable to the corporation, or in a Proceeding in which the director, officer, employee or agent is adjudged liable for an improper personal benefit.

        The Company's Articles of Incorporation and By-Laws provide that the Company shall indemnify its officers and directors to the full extent permitted by the law. The indemnification provisions in the Company's By-Laws are substantially similar to the provisions of Section 145. The Company has entered into agreements to provide indemnification for the Company's directors and certain officers consistent with the Company's Articles of Incorporation and By-Laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        4.1    Articles of Incorporation of the Company, as amended.

        4.2    By-Laws of the Company.

        4.3 Form of Indenture (filed as Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 33-94678) dated July 17, 1995).

        4.4    Saba Petroleum Company 1996 Incentive Equity Plan

        4.5 Saba Petroleum Company 1997 Stock Option Plan for Non-Employee Directors

        5.1 Opinion of the Law Office of David M. Griffith, a Professional Corporation, as to the validity of the securities registered hereunder.

        23.1 Consent of the Law Office of David M. Griffith, a Professional Corporation (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

        23.2   Consent of Coopers & Lybrand L.L.P.

ITEM 9. UNDERTAKINGS.

        A.     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any additional or changed material information on the plan of distribution, provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Santa Maria, State of California on August 15, 1997.

                                     SABA PETROLEUM COMPANY

                                     By: /s/ ILYAS CHAUDHARY
                                        ----------------------------
                                            Ilyas Chaudhary
                                            President and Chief
                                            Executive Officer

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

        Signature                            Title                                 Date
        ---------                            -----                                 ----

   /s/ ILYAS CHAUDHARY                    Chairman of the Board,               August 15, 1997
--------------------------------          President and Chief
       Ilyas Chaudhary                    Executive Officer
                                          (Principal Executive Officer)


   /s/ WALTON C. VANCE                    Vice  President, Chief Financial     August 15, 1997
--------------------------------          Officer and Secretary (Principal
       Walton C. Vance                    Financial and Accounting
                                          Officer)


  /s/ ALEX S. CATHCART                    Director                             August 15, 1997
--------------------------------
      Alex S. Cathcart


  /s/ WALTON C. VANCE                     Director                             August 15, 1997
--------------------------------
      Walton C. Vance


  /s/ WILLIAM N. HAGLER                   Director                             August 15, 1997
--------------------------------
      William N. Hagler


  /s/ RODNEY C. HILL                      Director                             August 15, 1997
--------------------------------
      Rodney C. Hill


  /s/ RONALD D. ORMAND                    Director                             August 15, 1997
--------------------------------
      Ronald D. Ormand


  /s/ FAYSAL SOHAIL                       Director                             August 15, 1997
--------------------------------
      Faysal Sohail


                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
------              -----------
4.1      Amended and Restated Certificate of Incorporation of the Company

4.2      By-Laws of the Company

4.3      Form of Indenture (filed as Exhibit 4.1 to the Company's
         Registration Statement on Form SB-2 (File No. 33-94678) dated
         July 17, 1995).

4.4      Saba Petroleum Company 1996 Incentive Equity Plan

4.5      Saba Petroleum Company 1997 Stock Option Plan for Non-Employee
         Directors

5.1      Opinion of the Law Office of David M. Griffith, a Professional
         Corporation, as to the validity of the securities registered hereunder.

23.1     Consent of the Law Office of David M. Griffith, a Professional
         Corporation (set forth in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2      Consent of Coopers & Lybrand L.L.P.